Exhibit 10.3

EXHIBIT A

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: June 16, 2015

Original Fixed Conversion Price (subject to adjustment herein): $2.00

$11,601,054.62

8.25% SENIOR SECURED CONVERTIBLE NOTE

DUE February 18, 2019

THIS 8.25% SENIOR SECURED CONVERTIBLE NOTE is the duly authorized and validly issued 8.25% Senior Secured Convertible Note of InterCloud Systems, Inc., a Delaware corporation, (the “Company”), and VaultLogix, LLC, a Delaware limited liability company (“VaultLogix” and together with the Company, the “Borrowers”), each having its principal place of business at 1030 Broad Street, Suite 102, Shrewsbury, NJ 07702 (this “Note”). This Note is issued pursuant to the Securities Exchange Agreement (the “Securities Exchange Agreement”), dated February 18, 2016, by and among the Holder (as defined below) and the Borrowers.

FOR VALUE RECEIVED, the Borrowers, jointly and severally as co-borrowers, promise to pay to JGB (Cayman) Concord Ltd. or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $11,601,054.62 in cash on February 18, 2019 (the “Maturity Date”) or such earlier date as this Note is required to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note in accordance with the provisions hereof. This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Securities Exchange Agreement and (b) the following terms shall have the following meanings:

“Alternate Consideration” shall have the meaning set forth in Section 5(e).

“Applicable Interest Rate” means an annual rate equal to eight and one quarter percent (8.25%), provided, in any event, following the occurrence and during the continuance of an Event of Default, an annual rate equal to fifteen percent (15%).

“Bankruptcy Event” means any of the following events: (a) a Borrower or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to such Borrower or any Significant Subsidiary thereof, (b) there is commenced against a Borrower or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within sixty (60) days after commencement, (c) a Borrower or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) a Borrower or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within sixty (60) calendar days after such appointment, (e) a Borrower or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) a Borrower or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) a Borrower or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Base Conversion Price” shall have the meaning set forth in Section 5(b)(i).

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(d).

“Bloomberg” means Bloomberg, L.P.

“Board of Directors” means the board of directors or equivalent governing body of a Borrower.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” shall have the meaning set forth in Section 4(c)(v).

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“Change of Control Transaction” means the occurrence after February 18, 2016 of (a) an acquisition after February 18, 2016 by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of Equity Interests of a Borrower, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of a Borrower (other than by means of Conversion of this Note), (b) a Borrower merges into or consolidates with any other Person, or any Person merges into or consolidates with a Borrower and, after giving effect to such transaction, the stockholders of such Borrower immediately prior to such transaction own less than fifty percent (50%) of the aggregate voting power of such Borrower or the successor entity of such transaction, (c) a Borrower sells or transfers all or substantially all of its assets to another Person and the stockholders of such Borrower immediately prior to such transaction own less than fifty percent (50%) of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on February 18, 2016 (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on February 18, 2016), or (e) the execution by a Borrower of an agreement to which such Borrower is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, $0.0001 par value per share.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion” shall have the meaning ascribed to such term in Section 4(a).

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Schedule” means the Conversion Schedule in the form of Schedule 1 attached hereto.

“Conversion Shares” means, collectively, the shares of Common Stock issuable pursuant to this Note upon Conversion or otherwise.

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“DACA” means the Deposit Account Control Agreement, dated as February 17, 2016, by and between VaultLogix, PNC Bank, National Association and the Holder.

“Deposit Account” means the deposit account of VaultLogix maintained at PNC Bank, National Association and subject to the DACA.

“Dilutive Issuance” shall have the meaning set forth in Section 5(b)(i).

“Dilutive Issuance Notice” shall have the meaning set forth in Section 5(b)(i).

“Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction or by way of a merger) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person, excluding any sales of inventory in the ordinary course of business on ordinary business terms.

“Dollar Volume Limitation” means fifteen percent (15%) of the aggregate dollar trading volume of the Common Stock on the Principal Market (or other applicable Trading Market) over the twenty (20) consecutive Trading Day period ending on the Trading Day immediately preceding the commencement of any Interest Notice Period. For the purposes of this definition the term “dollar trading volume” for any Trading Day shall be determined by multiplying the VWAP by the volume as reported on Bloomberg for such Trading Day.

“DTC” means the Depository Trust Company.

“Equity Conditions” means, during the period in question, (a) the Borrowers shall have duly honored all Conversions scheduled to occur or occurring by virtue of one or more Notices of Conversions of the Holder, if any, (b) the Borrowers shall have paid all liquidated damages and other amounts owing to the Holder in respect of this Note, (c) all of the Conversion Shares issuable pursuant to the Operative Documents (and shares issuable in lieu of cash payments of interest) may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions as determined by the counsel to the Company as set forth in a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the Holder, provided, however, this condition shall not be deemed satisfied (1) during any Rule 12b-25 extension period with respect to any quarterly or annual report of the Company that is not filed by the prescribed due date for such quarterly or annual report (without giving effect to any extension period) or (2) during any period that the Company is not in compliance with the current public information requirements under Rule 144, including any public information requirements of paragraph (i) of Rule 144, (d) the Common Stock is trading on a Trading Market and all of the Conversion Shares issuable pursuant to the Operative Documents are listed or quoted for trading on such Trading Market (and the Company believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (e) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the Conversion Shares then issuable pursuant to the Operative Documents, (f) there is no existing Event of Default and no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (g) the issuance of the Conversion Shares in question to the Holder would not violate the limitations set forth in Section 4(d) or Section 4(e) herein, (h) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated, (i) the Holder is not in possession of any information provided by a Borrower or any person acting on their behalf that constitutes, or may constitute, material non-public information, (j) on each of the ten (10) Trading Days prior to the applicable date, unless waived by the Holder, the Closing Price of the Common Stock is at least $.10 per share (appropriately adjusted for any stock split, stock dividend, stock combination, stock buy-back or other similar transaction), (k) the Common Stock is DTC eligible and the Company’s transfer agent is participating in DTC’s Fast Automated Securities Transfer Program and (l) the Stockholder Approval has been obtained.

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“Equity Conditions Failure” shall have the meaning set forth in Section 6(a).

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Event of Default” shall have the meaning set forth in Section 8(a).

“Exchange Cap” shall have the meaning set forth in Section 4(e).

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, consultants, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, or approved by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose and (b) securities upon the exchange of or Conversion of this Note and/or other Common Stock Equivalents issued and outstanding on February 18, 2016, including any amendment or modification to such securities subsequent to February 18, 2016, to decrease the exercise price, exchange price or conversion price of such securities.

“Fixed Conversion Price” means $2.00 subject to adjustment herein.

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“Fundamental Transaction” shall have the meaning set forth in Section 5(e).

“Indebtedness” shall include (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, current swap agreements, interest rate hedging agreements, interest rate swaps or other financial products, (c) all capital or equipment lease obligation or purchase money security interests, (d) all obligations or liability secured by a Lien (except for Liens described in clause (a) of the definition of Permitted Liens) on any asset of a Borrower, irrespective of whether such obligation or liability is assumed), and (e) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any of the foregoing obligations of any other person or entity.

“Interest Advance Shares” shall have the meaning set forth in Section 2(a).

“Interest Notice Period” shall have the meaning set forth in Section 2(a).

“Interest Payment Date” shall have the meaning set forth in Section 2(a).

“Interest Share Amount” shall have the meaning set forth in Section 2(a).

“Investments” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition (including by merger) of Equity Interests of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person.

“Late Fees” shall have the meaning set forth in Section 2(d).

“Make-Whole Amount” means, with respect to the applicable date of determination, an amount in cash equal to all of the interest that, but for the applicable conversion, redemption, prepayment or acceleration, would have accrued pursuant to Section 2 with respect to the applicable principal amount being so converted, redeemed, prepaid or accelerated for the period commencing on the applicable redemption date, prepayment date, Conversion Date or default payment date and ending on the Make-Whole End Date in effect on the applicable date of determination.

“Make-Whole End Date” means the first anniversary of the date of the Securities Exchange Agreement.

“Make-Whole Period” means the period commencing on the date of the Securities Exchange Agreement and ending on the Make-Whole End Date.

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“Mandatory Default Amount” means the sum of (a) 105% of the outstanding principal amount of this Note plus 100% of accrued and unpaid interest thereon, plus the Make-Whole Amount, if applicable, and (b) all other amounts, costs, expenses and liquidated damages due in respect of this Note.

“New York Courts” shall have the meaning set forth in Section 9(d).

“Note Register” shall have the meaning set forth in Section 2(d).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Obligations” shall have the meaning set forth in Section 9(k).

“Optional Redemption” shall have the meaning set forth in Section 6(a).

“Optional Redemption Amount” shall have the meaning set forth in Section 6(a).

“Optional Redemption Date” shall have the meaning set forth in Section 6(a).

“Optional Redemption Notice” shall have the meaning set forth in Section 6(a).

“Optional Redemption Notice Date” shall have the meaning set forth in Section 6(a).

“Original Issue Date” means October 1, 2014, regardless of any transfers of this Note and regardless of the number of instruments which may be issued to evidence this Note.

“Overall Cap” shall have the meaning set forth in Section 4(g).

“Permitted Indebtedness” means the indebtedness evidenced by this Note.

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Borrowers) have been established in accordance with GAAP and which in do not exceed $10,000 in the aggregate and (c) Liens for the benefit of the Holder.

“Prepayment Date” shall have the meaning set forth in Section 2(e).

“Prepayment Interest” shall have the meaning set forth in Section 2(e).

“Prepayment Notice” shall have the meaning set forth in Section 2(e).

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“Principal Market” means the Nasdaq Capital Market or such other Trading Market where the Common Stock is then listed or quoted.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 4(c)(ii).

“Subsidiaries” as to any Person, means any corporation, partnership, limited liability company, joint venture, trust or estate of or in which more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class of such corporation may have voting power upon the happening of a contingency), (b) the interest in the capital or profits of such partnership, limited liability company, or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled through one or more intermediaries, or both, by such Person.

“Successor Entity” shall have the meaning set forth in Section 5(e).

“Trading Day” means a day on which the Principal Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the OTC QB Marketplace, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the Principal Market (or any successors to any of the foregoing).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)), (b) if the Common Stock is not then listed or quoted for trading on a Trading Market and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders and reasonably acceptable to the Borrowers, the fees and expenses of which shall be paid by the Borrowers.

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Section 2. Interest; Prepayment.

a) Payment of Interest in Cash or Shares. The Borrowers shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note at the Applicable Interest Rate, payable monthly in arrears as of the last Trading Day of each calendar month and on the Maturity Date (each such date, an “Interest Payment Date”) (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day), in cash or, at the Borrowers’ option, in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock at the Conversion Price (as if such Interest Payment Date was a Conversion Date) (the dollar amount to be paid in shares, the “Interest Share Amount”) or a combination thereof. Notwithstanding anything contained herein to the contrary, any payment of interest in shares of Common Stock may only occur if (i) all of the Equity Conditions have been met (unless waived by the Holder in writing, except for subsection (l) of the definition of Equity Condition, which may not be waived) during the five (5) Trading Days immediately prior to the applicable Interest Payment Date (the “Interest Notice Period”) and through and including the date such shares of Common Stock are actually issued to the Holder; (ii) the Borrowers shall have given the Holder notice in accordance with the notice requirements set forth below and (iii) as to such Interest Payment Date, prior to such Interest Notice Period (but not more than two (2) Trading Days prior to the commencement of such Interest Notice Period), the Borrowers shall have delivered to the Holder’s account with DTC a number of shares of Common Stock to be applied against such Interest Share Amount equal to the quotient of (x) the applicable Interest Share Amount divided by (y) the Conversion Price (as if the date of calculation was a Conversion Date) assuming for such purposes that the Interest Payment Date is the Trading Day immediately prior to the commencement of the Interest Notice Period (the “Interest Advance Shares”). In the event that the Interest Advance Shares in respect of any Interest Share Amount would exceed the Dollar Volume Limitation, then the Borrowers shall pay the portion of the Interest Advance Shares that would be in excess of the Dollar Volume Limitation in cash.

b) Borrowers’ Election to Pay Interest in Cash or Shares. Subject to the terms and conditions herein, the decision whether to pay interest hereunder in cash, shares of Common Stock or a combination thereof shall be at the sole discretion of the Borrowers. At least two (2) Trading Days prior to the commencement of any Interest Notice Period, the Borrowers shall deliver to the Holder a written notice of their election to pay interest hereunder on the applicable Interest Payment Date either in cash, shares of Common Stock or a combination thereof and the Interest Share Amount as to the applicable Interest Payment Date, provided that the Borrowers may indicate in such notice that the election contained in such notice shall apply to future Interest Payment Dates until revised by a subsequent notice. During any Interest Notice Period, the Borrowers’ election (whether specific to an Interest Payment Date or continuous) shall be irrevocable as to such Interest Payment Date. Subject to the aforementioned conditions, failure to timely deliver such written notice to the Holder shall be deemed an election by the Borrowers to pay the interest on such Interest Payment Date in cash. The aggregate number of shares of Common Stock otherwise issuable to the Holder on an Interest Payment Date shall be reduced by the number of Interest Advance Shares previously issued to the Holder in connection with such Interest Payment Date. In addition, if the number of Interest Advance Shares exceeds the aggregate number of share of Common Stock otherwise issuable to the Holder on the Interest Payment Date, then the Holders shall promptly return such excess number of shares to the Borrowers.

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c) Interest Calculations. Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed, and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Payment of interest in shares of Common Stock (other than the Interest Advance Shares issued prior to an Interest Notice Period) shall otherwise occur pursuant to Section 4(c)(ii) herein and, solely for purposes of the payment of interest in shares, the Interest Payment Date shall be deemed the Conversion Date. Interest shall cease to accrue with respect to any principal amount converted, provided that, the Borrowers actually deliver the Conversion Shares within the time period required by Section 4(c)(ii) herein. Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Borrowers regarding registration and transfers of this Note (the “Note Register”).

d) Late Fee. All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at an interest rate equal to the lesser of fifteen percent (15%) per annum or the maximum rate permitted by applicable law (the “Late Fees”) which shall accrue daily from the date such interest is due hereunder through and including the date of actual payment in full. Notwithstanding anything to the contrary contained herein, if, on any Interest Payment Date the Borrowers have elected to pay accrued interest in the form of Common Stock but the Borrowers are not permitted to pay accrued interest in Common Stock because they fail to satisfy the conditions for payment in Common Stock set forth in Section 2(a) herein, then, at the option of the Holder, the Borrowers, in lieu of delivering either shares of Common Stock pursuant to this Section 2 or paying the regularly scheduled interest payment in cash, shall deliver, within three (3) Trading Days of each applicable Interest Payment Date, an amount in cash equal to the product of (x) the number of shares of Common Stock otherwise deliverable to the Holder in connection with the payment of interest due on such Interest Payment Date multiplied by (y) the highest VWAP during the period commencing on the Interest Payment Date and ending on the Trading Day prior to the date such payment is actually made.

e) Prepayment. Prior to the nine-month anniversary of the date of the Securities Exchange Agreement, the Borrowers may not prepay all or any portion of this Note without the prior written consent of the Holder. At any time and from time to time after the nine-month anniversary of the date of the Securities Exchange Agreement, the Borrowers may deliver a notice to the Holder (a “Prepayment Notice”) of its irrevocable election to prepay all or a portion of the then outstanding principal amount of this Note on the tenth (10th) Trading Day (the “Prepayment Date”) following the date of such notice, for cash in an amount equal to the sum of (i) 100% of the principal amount of this Note being prepaid pursuant to such Prepayment Notice, accrued but unpaid interest thereon and (ii) the Make-Whole Amount, if applicable. Notwithstanding anything to the contrary contained herein, upon a prepayment of this Note pursuant to this Section 2(e) at any time, the Holder shall be entitled to an amount of interest equal to the interest that would have accrued on such principal amount being prepaid hereto until the six month anniversary of the Prepayment Date (“Prepayment Interest”). The amount of Prepayment Interest owed pursuant to the prior sentence shall be decreased by any Make-Whole Amount payable in respect of such prepayment. Such amount is payable in full in cash on the applicable Prepayment Date. The Company covenants and agrees that it will honor all Notices of Conversion tendered from the time of delivery of the Prepayment Notice through the date all amounts owing thereon are paid in full.

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Section 3. Registration of Transfers and Exchanges.

a) Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b) Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Securities Exchange Agreement and may be transferred or exchanged only in compliance with the Securities Exchange Agreement and applicable federal and state securities laws and regulations.

c) Reliance on Note Register. Prior to due presentment for transfer to the Borrowers of this Note, the Borrowers and any agent of the Borrowers may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and none of the Borrowers nor any such agent shall be affected by notice to the contrary.

Section 4. Conversion.

a) Voluntary Conversion. At any time and from time to time, commencing on the Stockholder Approval Date until this Note is no longer outstanding, this Note shall be convertible, in whole or in part, into shares of Common Stock (subject to the limitations set forth in Section 4(d) and Section 4(e) hereof) at the option of the Holder as provided herein. The Holder shall effect conversions (each a “Conversion”) by delivering to the Borrowers a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Note to be converted and the date on which such Conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect Conversions hereunder, the Holder shall not be required to physically surrender this Note to the Borrowers unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable Conversion. The Holder and the Borrowers shall maintain records showing the principal amount(s) converted and the date of such Conversion(s). In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following Conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

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b) Conversion Price. The conversion price (the “Conversion Price”) in effect on any Conversion Date shall be equal to the lowest of: (a) the Fixed Conversion Price, (b) 80% of the average of the VWAPs for each of the five (5) consecutive Trading Days immediately prior to the applicable Conversion Date, and (c) 85% of the VWAP for the Trading Day immediately preceding the applicable Conversion Date.

c) Mechanics of Conversion.

i. Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a Conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted by (y) the Conversion Price.

ii. Delivery of Certificate Upon Conversion. Not later than three (3) Trading Days after each Conversion Date (the “Share Delivery Date”), the Borrowers shall deliver, or cause to be delivered, to the Holder (A) a certificate or certificates representing the Conversion Shares which shall be free of trading restrictions representing the number of Conversion Shares being acquired upon the Conversion of this Note (including, if the Borrowers have given continuous notice pursuant to Section 2(b) for payment of interest in shares of Common Stock at least seven (7) Trading Days prior to the date on which the Notice of Conversion is delivered to the Borrowers, shares of Common Stock equal to (x) accrued and unpaid interest on the principal amount being converted plus, if the applicable conversion is during the Make-Whole Period, the Make-Whole Amount, divided by (y) the Conversion Price assuming that the Conversion Date is an Interest Payment Date) and (B) the amount of accrued and unpaid interest and, if the applicable conversion is during the Make-Whole Period, the Make-Whole Amount, in cash by wire transfer of immediately available funds (if the Borrowers have elected or are required to pay accrued interest in cash). The Borrowers shall deliver any certificate or certificates required to be delivered by the Borrowers under this Section 4(c) electronically through DTC provided that (i) the Company is in compliance with the current public information requirements of Rule 144 and (ii) the Holder has delivered to the Borrowers a broker representation letter that the shares of Common Stock represented by such certificates have been sold pursuant to Rule 144. The Borrowers shall, at their own expense, cause their outside legal counsel to provide any required legal opinions to deliver certificates free of restrictive legends pursuant to the preceding sentence.

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iii. Failure to Deliver Certificates. If, in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Borrowers at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Borrowers shall promptly return to the Holder any original Note delivered to the Borrowers and the Holder shall promptly return to the Borrowers the Common Stock certificates issued to such Holder pursuant to the rescinded Conversion Notice.

iv. Obligation Absolute; Partial Liquidated Damages. The Borrowers’ obligations to issue and deliver the Conversion Shares upon Conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Borrowers or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrowers to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Borrowers of any such action the Borrowers may have against the Holder. In the event the Holder of this Note shall elect to convert any or all of the outstanding principal amount hereof, the Borrowers may not refuse Conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining Conversion of all or part of this Note shall have been sought and obtained, and the Borrowers post a surety bond for the benefit of the Holder in the amount of 150% of the outstanding principal amount of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of such injunction, the Borrowers shall issue Conversion Shares or, if applicable, cash, upon a properly noticed Conversion. If the Borrowers fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(c)(ii) by the second Trading Day following the Share Delivery Date, the Borrowers shall pay to the Holder, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $10 per Trading Day (increasing to $20 per Trading Day on the fifth (5th) Trading Day after such liquidated damages begin to accrue) for each Trading Day after the second Trading Day following such Share Delivery Date until such certificates are delivered or Holder rescinds such Conversion; provided, however, if the Borrowers have failed to deliver a certificate or certificates pursuant to Section 4(c)(ii) by the Share Delivery Date more than twice in any twelve (12) month period, then such partial liquidated damages shall begin to accrue on the Share Delivery Date. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 8 hereof for the Borrowers’ failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

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v. Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if the Borrowers fails for any reason to deliver to the Holder such certificate or certificates by the Share Delivery Date pursuant to Section 4(c)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the Conversion relating to such Share Delivery Date (a “Buy-In”), then the Borrowers shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the Conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted Conversion (in which case such Conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued if the Borrowers had timely complied with its delivery requirements under Section 4(c)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted Conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Borrowers shall be required to pay the Holder $1,000. The Holder shall provide the Borrowers written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Borrowers, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Borrowers’ failure to timely deliver certificates representing shares of Common Stock upon Conversion of this Note as required pursuant to the terms hereof.

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vi. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the Conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such Conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

vii. Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on Conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, the Borrowers shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon Conversion in a name other than that of the Holder of this Note so converted and the Borrowers shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Borrowers the amount of such tax or shall have established to the satisfaction of the Borrowers that such tax has been paid. The Borrowers shall pay all Transfer Agent fees required for processing of any Notice of Conversion and all fees to DTC (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

d) Holder’s Conversion Limitations. The Borrowers shall not effect any Conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the Conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any Persons acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own shares of Common Stock in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(d) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Borrowers each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Borrowers shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon Conversion of this Note held by the Holder. The Holder, upon not less than sixty one (61) days’ prior notice to the Borrowers, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(d), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon Conversion of this Note held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(d) shall continue to apply. Any such increase or decrease will not be effective until the sixty first (61st) day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

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e) Principal Market Regulation. The Borrowers shall not issue any shares of Common Stock pursuant to the terms of this Note if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue without breaching the Company’s obligations under the rules or regulations of the Principal Market (the number of shares which may be issued without violating such rules and regulations, the “Exchange Cap”), except that such limitation shall not apply after the Company obtains the Stockholder Approval.

f) Dollar Trading Volume Matters. To the extent commercially reasonable and practicable under the circumstances, Holder shall limit Conversions of the principal amount of this Note on any given Trading Day to twenty (20%) of the average daily dollar trading volume for the Common Stock on the Principal Market (or other applicable Trading Market) for the twenty (20) consecutive Trading Days preceding such Trading Day. For the purposes of this definition the term “dollar trading volume” for any Trading Day shall be determined by multiplying the VWAP by the volume as reported on Bloomberg for such Trading Day. The Conversion of up to $20,000 of principal amount of this Note on any given Trading Day would in no event be prohibited by the foregoing.

g) Overall Cap. In no event will the aggregate number of shares of Common Stock issued in any capacity pursuant to this Note exceed 15,000,000 shares of Common Stock (the “Overall Cap”).

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Section 5. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, this Note), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Fixed Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Equity Sales.

(i) If, at any time while this Note is outstanding the Company or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Fixed Conversion Price (such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Fixed Conversion Price, such issuance shall be deemed to have occurred for less than the Fixed Conversion Price on such date of the Dilutive Issuance), then the Fixed Conversion Price shall be reduced, and only reduced, to an amount equal to 120% of such lower price (such lower price, the “Base Conversion Price”). Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustment will be made under this Section 5(b)(i) in respect of an Exempt Issuance. The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 5(b)(i), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”).

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(ii) Intentionally Omitted.

(iii) For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 5(b), upon the occurrence of any Dilutive Issuance the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 5(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete Conversion of this Note (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d) Pro Rata Distributions. During such time as this Note is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Note, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete Conversion of this Note (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

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e) Fundamental Transaction. If, at any time while this Note is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of fifty percent (50%) or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than fifty percent (50%) of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent Conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such Conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 4(d), Section 4(e) or Section 4(f) on the Conversion of this Note), the number of shares of capital stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 4(d), Section 4(e) or Section 4(f) on the Conversion of this Note). For purposes of any such Conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any Conversion of this Note following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Note and the other Operative Documents in accordance with the provisions of this Section 5(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Note, deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon Conversion of this Note (without regard to any limitations on the Conversion of this Note) prior to such Fundamental Transaction, and with a conversion price which applies the Conversion Price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Operative Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Operative Documents with the same effect as if such Successor Entity had been named as the Company herein.

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f) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

g) Notice to the Holder.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of Conversion of this Note, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Note Register, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert this Note during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

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Section 6. Optional Redemption at the Election of the Holder.

(a) Subject to the provisions of this Section 6(a), (i) commencing on August 1, 2017, (ii) in the event that the Overall Cap has been reached or (iii) in the event that any of the Equity Conditions, at any time after July 31, 2016, are not or cease to be satisfied for any reason (an “Equity Conditions Failure”) for three consecutive Trading Days, the Holder may, at any time and from time to time after such date set forth in clause (i) or the occurrence of such events set forth in clauses (ii) or (iii), whichever may occur first, deliver a notice to the Borrowers (an “Optional Redemption Notice” and the date such notice is deemed delivered hereunder, the “Optional Redemption Notice Date”) of its election to require the Borrowers to redeem all or a portion of the then outstanding principal amount of this Note plus all accrued and unpaid interest thereon and other amounts payable hereunder, plus, if applicable, the Make-Whole Amount (the “Optional Redemption Amount”) for cash on the twentieth (20th) Trading Day following the Optional Redemption Notice Date (such date, the “Optional Redemption Date” and such redemption, the “Optional Redemption”). The Optional Redemption Amount is payable in full on the Optional Redemption Date. Notwithstanding anything to the contrary contained herein, upon an optional redemption of this Note pursuant to clause (ii) or clause (iii) of the first sentence of this Section 6(a) at any time, the Holder shall be entitled to an amount of interest equal to the interest that would have accrued on such principal amount being redeemed hereto until the six month anniversary of the Optional Redemption Date. The amount owed pursuant to the prior sentence shall be decreased by any Make-Whole Amount payable in respect of such optional redemption. Such amount is payable in full in cash on the applicable Optional Redemption Date.

(b) The Borrowers shall immediately notify the Holder of any Equity Conditions Failure.

(c) The Optional Redemption Amount plus any additional amounts owed pursuant to Section 6(a) shall be due and payable in cash on the Optional Redemption Date. For the avoidance of doubt, in no event shall the Optional Redemption Amount or any other amount due under Section 6(a) be payable in shares of Common Stock. If any portion of the Optional Redemption Amount or any other amount due under Section 6(a) shall not be paid by the Borrowers by the Optional Redemption Date interest shall accrue thereon at an interest rate equal to the lesser of fifteen percent (15%) per annum or the maximum rate permitted by applicable law until such amount is paid in full. Notwithstanding anything herein contained to the contrary, if any portion of the Optional Redemption Amount remains unpaid after the Optional Redemption Date, the Holder may elect, by written notice to the Borrowers given at any time thereafter, to revoke such Optional Redemption, ab initio. The Holder may elect to convert the outstanding principal amount of this Note pursuant to Section 4 prior to actual payment in cash for any redemption under this Section 6 by the delivery of a Notice of Conversion to the Borrowers.

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Section 7. Covenants.

a) As long as any portion of this Note remains outstanding, unless the Holder shall have otherwise given prior written consent, VaultLogix shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

i. other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any Indebtedness of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

ii. other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

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iii. make or hold any Investments;

iv. Dispose of any of its assets other than the sale of inventory in the ordinary course of business consistent with past practices;

v. amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

vi. merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person or otherwise suffer or permit a Change of Control Transaction; or

vii. repay, repurchase or offer to repay, repurchase or otherwise acquire any of its Equity Interests;

viii. repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness other than this Note;

ix. pay cash dividends or distributions on any of its Equity Interests

x. enter into any transaction with any Affiliate of a Borrower which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); ; or

xi. enter into any agreement with respect to any of the foregoing.

b) As long as any portion of this Note remains outstanding, unless the Holder shall have otherwise given prior written consent, the Company shall not suffer or permit a Change of Control Transaction or enter into any agreement with respect thereto.

Section 8. Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

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i. any default in the payment of (A) the principal amount of this Note, or (B) interest, liquidated damages and other amounts owing to a Holder on this Note, as and when the same shall become due and payable (whether on a Conversion Date, Optional Redemption Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within three (3) Trading Days;

ii. a Borrower shall fail to observe or perform any other covenant or agreement contained in this Note (other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder upon Conversion, which breach is addressed in clause (viii) below) which failure is not cured, if possible to cure, within the earlier to occur of (A) five (5) Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) ten (10) Trading Days after a Borrower has become or should have become aware of such failure; provided, that any failure to observe or perform Section 7 shall be an immediate Event of Default without any grace period;

iii. a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Operative Documents or (B) any other material agreement, lease, document or instrument to which a Borrower or any Subsidiary thereof is obligated (and not covered by clause (vi) below);

iv. any representation or warranty made in this Note, any other Operative Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v. a Borrower or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof shall be subject to a Bankruptcy Event;

vi. a Borrower or any Subsidiary thereof shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $250,000, whether such Indebtedness now exists or shall hereafter be created, and (b) results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

vii. (a) the Common Stock shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within five (5) Trading Days, (b) the shares of Common Stock are not listed or quoted for trading on a Trading Market for five (5) Trading Days (which need not be consecutive) during any twelve (12) month period, or (c) the shares of Common Stock are not listed or quoted for trading on a Trading Market for three (3) consecutive Trading Days;

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viii. the Borrowers shall fail for any reason to deliver certificates to a Holder prior to the second Trading Day after a Share Delivery Date or a Borrower shall provide at any time notice to the Holder, including by way of public announcement, of its intention to not honor requests for conversions of this Note in accordance with the terms hereof;

ix. an Event of Default (as defined therein) occurs and is continuing under the 10% Original Issue Discount Senior Secured Convertible Debentures of the Company originally issued on December 29, 2015;

x. a Public Information Failure occurs and continues uncured for ten (10) consecutive Trading Days;

xi. the electronic transfer by the Company of shares of Common Stock through DTC or another established clearing corporation is no longer available or is subject to a “chill”;

xii. any monetary judgment, writ or similar final process shall be entered or filed against a Borrower, any Subsidiary or any of their respective property or other assets for more than $500,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of forty five (45) calendar days;

xiii. unencumbered cash on deposit in the Deposit Account is less than the Mandatory Default Amount;

xiv. VaultLogix or PNC Bank, National Association fails to comply with its obligations under the DACA or notifies the Holder of its intention to not comply with terms of the DACA;

xv. PNC Bank, National Association closes, or notifies the Holder and/or the Borrowers of its intention to close, the Deposit Account; or

xvi. PNC Bank, National Association terminates, or notifies the Holder and/or the Borrowers of its intention to terminate, the DACA.

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b) Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Note, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount; provided, that such acceleration shall be automatic, without any notice or other action of the Holder required, in respect of an Event of Default occurring pursuant to clause (v) of Section  8(a). For the avoidance of doubt, in no event shall the Mandatory Default Amount be payable in shares of Common Stock. Upon the payment in full of the Mandatory Default Amount in cash, the Holder shall promptly surrender this Note to or as directed by the Borrowers. In connection with such acceleration described herein, the Holder need not provide, and the Borrowers hereby waive, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of this Note until such time, if any, as the Holder receives full payment pursuant to this Section 8(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 9. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service, addressed to the Borrowers, at the address set forth above, or such other facsimile number, email address, or address as the Borrowers may specify for such purposes by notice to the Holder delivered in accordance with this Section 9(a).  Any and all notices or other communications or deliveries to be provided by the Borrowers hereunder shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service addressed to the Holder at the facsimile number or email address or address of the Holder appearing on the books of the Borrowers, or if no such facsimile number or email attachment or address appears on the books of the Borrowers, at the principal place of business of such Holder, as set forth in the Securities Exchange Agreement.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Borrowers, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Borrowers.

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c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Borrowers shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Borrowers.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Operative Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Operative Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e) Amendments; Waivers. No provision herein may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Borrowers and the Holder, or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

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f) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Borrowers covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Borrowers from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Borrowers (to the extent it may lawfully do so) hereby expressly waive all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

g) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Operative Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Borrowers to comply with the terms of this Note.  The Borrowers covenant to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Borrowers (or the performance thereof). Each Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. Each Borrower therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. Each Borrower shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm each Borrower’s compliance with the terms and conditions of this Note.

h) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

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i) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

j) Secured Obligation. The obligations of the Borrowers under this Note are secured by the collateral identified in the Security Agreement, dated as of February 18, 2016, between the Debtors (as defined therein) and the Holder.

k) Reservation of Shares. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon Conversion of this Note and payment of interest on this Note, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder, not less than such aggregate number of shares of the Common Stock set forth in the Irrevocable Transfer Agent Instructions. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

l) Co-Borrowers.

i. Borrowers are jointly and severally liable for all of the indebtedness, obligations, and liabilities of the Borrowers now or hereafter existing under this Note and the Operative Documents, whether for principal, interest, fees, expenses, indemnification or otherwise (the “Obligations”) and the Holder may proceed against one Borrower to enforce the Obligations without waiving its right to proceed against the other Borrower. This Note and the Operative Documents are a primary and original obligation of each Borrower and shall remain in effect notwithstanding future changes in conditions, including any change of law or any invalidity or irregularity in the creation or acquisition of any Obligations or in the execution or delivery of any agreement between the Holder and any Borrower. Each Borrower shall be liable for existing and future Obligations as fully as if all of the principal amount of this Note were advanced to such Borrower. The Holder may rely on any certificate or representation made by any Borrower as made on behalf of, and binding on, all Borrowers. Each Borrower appoints each other Borrower as its agent with all necessary power and authority to give and receive notices, certificates or demands for and on behalf of all Borrowers. This authorization cannot be revoked, and the Holder need not inquire as to one Borrower’s authority to act for or on behalf of another Borrower.

ii. Notwithstanding any other provision of this Note or any other Operative Document, each Borrower irrevocably waives, until all Obligations are paid in full, all rights that it may have at law or in equity (including, without limitation, any law subrogating a Borrower to the rights of the Holder under this Note or any other Operative Documents) to seek contribution, indemnification, or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by a Borrower with respect to the Obligations in connection with the Operative Documents or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by a Borrower with respect to the Obligations in connection with the Operative Documents or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for the Holder and such payment shall be promptly delivered to the Holder for application to the Obligations, whether matured or unmatured.

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iii. Each Borrower waives, to the extent permitted by law, notice of acceptance hereof; notice of the existence, creation or acquisition of any of the Obligations; notice of an Event of Default except as set forth herein; notice of the amount of the Obligations outstanding at any time; notice of any adverse change in the financial condition of any other Borrower or of any other fact that might increase a Borrower’s risk; presentment for payment; demand; protest and notice thereof as to any instrument; and all other notices and demands to which Borrower would otherwise be entitled by virtue of being a co-borrower or a surety. Each Borrower waives any defense arising from any defense of any other Borrower, or by reason of the cessation from any cause whatsoever of the liability of any other Borrower. The Holder’s failure at any time to require strict performance by any Borrower of any provision of this Note or the other Operative Documents shall not waive, alter or diminish any right of the Holder thereafter to demand strict compliance and performance therewith. Each Borrower also waives any defense arising from any act or omission of the Holder that changes the scope of such Borrower’s risks hereunder. Each Borrower hereby waives any right to assert against the Holder any defense (legal or equitable), setoff, counterclaim, or claims that such Borrower individually may now or hereafter have against another Borrower or any other Person liable to the Holder with respect to the Obligations in any manner or whatsoever.

iv. The liability of the Borrowers hereunder shall not be diminished by (i) any agreement, understanding or representation that any of the Obligations is or was to be guaranteed by another Person or secured by other property, or (ii) any release or unenforceability, whether partial or total, of rights, if any, which the Holder may now or hereafter have against any other Person, including another Borrower, or property with respect to any of the Obligations. Without notice to any given Borrower and without affecting the liability of any given Borrower hereunder, the Holder may (i) compromise, settle, renew, extend the time for payment, change the manner or terms of payment, discharge the performance of, decline to enforce, or release all or any of the Obligations with respect to any other Borrower by written agreement with such other Borrower, (ii) grant other indulgences to another Borrower in respect of the Obligations, (iii) modify in any manner any documents relating to the Obligations with respect to any other Borrower by written agreement with such other Borrower, (iv) release, surrender or exchange any deposits or other property securing the Obligations, whether pledged by a Borrower or any other Person, or (v) compromise, settle, renew, or extend the time for payment, discharge the performance of, decline to enforce, or release all or any obligations of any guarantor, endorser or other Person who is now or may hereafter be liable with respect to any of the Obligations.

*********************

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties below have caused this Note to be duly executed by a duly authorized officer as of this 18th day of February, 2016.

InterCloud Systems, inc.

By:	/s/ Daniel Sullivan
Name:	Daniel Sullivan
Title:	Chief Accounting Officer
Facsimile No. for delivery of Notices: _______________
E-mail Address for delivery of Notices: ______________

VAULTLOGIX, LLC

By:	/s/ Daniel Sullivan
Name:	Daniel Sullivan
Title:	Chief Accounting Officer
Facsimile No. for delivery of Notices: _______________
E-mail Address for delivery of Notices: ______________

JGB (CAYMAN) CONCORD LTD.

By:	/s/ Brett Cohen
Name:	Brett Cohen
Title:	President
Facsimile No. for delivery of Notices: (212) 253-4093
E-mail Address(es) for delivery of Notices:
sehrenberg@jgbcap.com, bcohen@jgbcap.com, dshmookler@jgbcap.com, jwhite@jgbcap.com

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ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the 8.25% Senior Secured Convertible Note due February 18, 2019 of InterCloud Systems, Inc., a Delaware corporation (the “Company”), and VaultLogix, LLC, a Delaware limited liability company (“VaultLogix” and together with the Company, the “Borrowers”), into shares of common stock (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Borrowers in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Borrowers that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of this Note, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:
Date to Effect Conversion:

Conversion Price:

Principal Amount of Note to be Converted:

Accrued and unpaid interest thereon:

Number of shares of Common Stock to be issued:

Signature:

Name:

Address for Delivery of Common Stock Certificates:

Or

DWAC Instructions:

Broker No: ____________
Account No: ___________

Schedule 1

CONVERSION SCHEDULE

The 8.25% Senior Secured Convertible Note due on February18, 2019, in the aggregate principal amount of $11,601,054.62 is issued by InterCloud Systems, Inc., a Delaware corporation, and VaultLogix, LLC, a Delaware limited liability company. This Conversion Schedule reflects conversions made under Section 4 of the above referenced Note.

Dated:

Date of Conversion	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion (or original Principal Amount)	Borrowers’ Attest